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                                                                    EXHIBIT 21.1


                                 PRESSTEK, INC.
                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                               JURISDICTION OF INCORPORATION
----------                               -----------------------------
ABD Canada Holdings, Inc.                       Delaware
ABD International, Inc.                         Illinois
ABD International Company of Canada             Canada
A.B. Dick of UK Limited                         United Kingdom
HIC, Inc.                                       New Hampshire
Lasertel, Inc.                                  Arizona
Precision Acquisition Corporation               Delaware
Precision Lithograining Corporation             Massachusetts
R/H Acquisition Corporation                     New Hampshire
SDK Realty Corporation                          Massachusetts